Exhibit (d)(13)

Amendment to Sub-Advisory Agreement

This Amendment dated as of August 31, 2012 (this “Amendment”) is to the Sub-Advisory Agreement dated as of November 1, 2011 (the “Agreement”), by and among Financial Investors Trust (the “Trust”), a Delaware statutory trust, ALPS Advisors, Inc. (the “Adviser”), a Colorado corporation, and RiverFront Investment Group, LLC (the “Sub-Adviser”), a Delaware limited liability company. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust, the Adviser and the Sub-Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, the Sub-Advisor’s address for notice purposes pursuant to Section 16 (NOTICES) of the Agreement is: 1214 East Cary Street, Richmond, Virginia 23219.

2. Effective as of the date of this Amendment, APPENDIX A of the Agreement is replaced in its entirety with the new APPENDIX A attached hereto and incorporated by referenced herein.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST,		ALPS ADVISORS, INC.
on behalf of the Funds

By:	/s/ Edmund J. Burke	By:	/s/ Thomas A. Carter
Name: Edmund J. Burke		Name: Thomas A. Carter
Title: President		Title: President

RIVERFRONT INVESTMENT GROUP, LLC

By:	/s/ Peter J. Quinn, II
Name: Peter J. Quinn, II
Title: President, Chief Operating Officer

APPENDIX A

RiverFront Global Allocation Fund (fka, RiverFront Moderate Growth Fund)

RiverFront Dynamic Equity Income Fund (fka, RiverFront Long-Term Growth & Income Fund)

RiverFront Moderate Growth & Income Fund

RiverFront Global Growth Fund (fka, RiverFront Long-Term Growth Fund)

RiverFront Conservative Income Builder Fund